Financial News Release

CONTACTS:
Danny Herron	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES THIRD QUARTER RESULTS

•	Revenue of $143 million

•	GAAP earnings of $0.30 per diluted share

•	Non-GAAP earnings of $0.42 per diluted share

•	Ended quarter with $106 million in cash

Fort Collins, Colo., November 3, 2014 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the third quarter ended September 30, 2014. The company reported third quarter sales of $143.1 million compared with $146.3 million in the second quarter of 2014 and $142.9 million in the third quarter of 2013. Net income was $12.3 million or $0.30 per diluted share. On a non-GAAP basis, net income was $16.9 million or $0.42 per diluted share. A reconciliation of non-GAAP net income and earnings per share is provided in the tables below. The company ended the quarter with $105.8 million in cash and marketable securities, a decrease of $24.4 million over the second quarter of 2014, which included the acquisition of UltraVolt, Inc. in the amount of $30.2 million and the repayment of a credit line in the amount of $4.7 million.
“This quarter’s performance demonstrates the advantages of our diversified model to drive earnings growth even as some markets experience cyclicality and industry-wide challenges,” said Yuval Wasserman, President and CEO of Advanced Energy. “Under our new product line structure, we are now able to respond more quickly and flexibly to changing market dynamics by better leveraging our global resources. While the environment in the solar industry continues to impact our utility scale installations, our focus on the growing demand for 3-phase string inverters and our performance in semiconductor and other precision power applications resulted in better than projected results for the quarter.”

Precision Power Products
Precision Power products sales were $91.2 million in the third quarter of 2014, an 11.4% increase from $81.8 million in the second quarter of 2014 and a 20.9% increase from $75.4 million in the third quarter of 2013. This quarter, the strength of our sales to semiconductor customers and some of our smaller applications balanced out the sequential decrease in industrial products.
Inverters
Inverter sales were $52.0 million in the third quarter of 2014, down 19.4% from $64.5 million in the second quarter of 2014, and down 23.0% from $67.5 million in the third quarter of 2013. Our mix continues to shift toward 3-phase string inverters from utility scale central inverters.
Net Income
Net income for the third quarter of 2014 was $12.3 million or $0.30 per diluted share, compared with net income of $10.6 million or $0.26 per diluted share in the second quarter of 2014, and $0.7 million or $0.02 per diluted share in the third quarter last year. On a non-GAAP basis, adjusted net income this quarter increased to $16.9 million or $0.42 per diluted share from $15.5 million or $0.38 per diluted share in the second quarter of 2014, and decreased from $21.7 million or $0.53 per diluted share in the same period last year.
Fourth Quarter 2014 Guidance
Based on our current view, our guidance is within the following ranges:

•	Sales of $140 million to $150 million

•	GAAP earnings per share of $0.29 to $0.37, excluding restructuring charges

•	Non-GAAP earnings per share of $0.37 to $0.45
Third Quarter 2014 Conference Call
Management will host a conference call tomorrow, Tuesday, November 4, 2014, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 855-232-8958. International callers may access the call by dialing 315-625-6980. Participants will need to provide conference pass code 15550306. For a replay of this teleconference, please call 855-859-2056 or 404-537-3406 and enter pass code 15550306. The replay will be available for one week following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy is a global leader in innovative power and control technologies for high-growth, precision power conversion solutions. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP income and per-share earnings data. Please note that beginning in 2013, Advanced Energy redefined its non-GAAP measures to exclude restructuring charges, acquisition-related costs, stock based compensation and amortization of intangibles and tax release items. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company’s guidance with respect to anticipated financial results for the fourth quarter ending December 31, 2014 and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) the volatility and seasonality of renewable energy projects and inverter sales; (d) our ability to integrate successfully the operations of companies we acquire, including the retention of key employees, realization of the benefits of such companies’ products, the total available market and expected sales of such products, and product cost expectations surrounding the fabless manufacturing models for REFUsol and the power control modules product line we acquired from AEG Power Solutions GmbH; (e) with regard to the renewable energy market, tariffs on Chinese & Taiwanese solar panels, the continuation of feed-in-tariffs and other incentives in Europe and elsewhere for inverters, including the RPS (renewable portfolio standards), the timing and availability of grant programs in North America and Europe and the reduction of the investment tax credit for solar facilities in the United States after 2016; (f) renewable energy project delays resulting from solar panel price changes, changes in tariffs and increased competition in the solar inverter equipment market; (g) the timing of orders received from customers; (h) the company’s ability to realize benefits from cost improvement efforts including avoided costs, any restructuring plans and any inorganic growth; (i) the ability to obtain materials and manufacture products; and (j) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

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ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013

SALES	$143,147	$142,899	$146,285	$430,380	$394,424
COST OF SALES	95,204	86,688	93,739	277,230	243,115
GROSS PROFIT	47,943	56,211	52,546	153,150	151,309
	33.5%	39.3%	35.9%	35.6%	38.4%
OPERATING EXPENSES:
Research and development	15,074	15,105	15,736	44,952	45,098
Selling, general and administrative	20,223	22,138	22,828	62,782	62,702
Restructuring charges	1,183	19,884	244	1,427	44,090
Amortization of intangible assets	2,238	626	2,226	6,339	4,814
Total operating expenses	38,718	57,753	41,034	115,500	156,704
OPERATING INCOME (LOSS)	9,225	(1,542)	11,512	37,650	(5,395)
OTHER INCOME (EXPENSE), NET	(618)	164	25	(689)	(369)
Income (loss) before income taxes	8,607	(1,378)	11,537	36,961	(5,764)
Provision (benefit) for income taxes	(3,695)	(2,065)	891	(702)	(3,495)
NET INCOME (LOSS)	$12,302	$687	$10,646	$37,663	$(2,269)

Basic weighted-average common shares outstanding	39,998	39,878	40,540	40,450	39,365
Diluted weighted-average common shares outstanding	40,470	40,577	41,147	41,102	40,150

EARNINGS PER SHARE:

BASIC EARNINGS (LOSS) PER SHARE	$0.31	$0.02	$0.26	$0.93	$(0.06)
DILUTED EARNINGS (LOSS) PER SHARE	$0.30	$0.02	$0.26	$0.92	$(0.06)

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2014	2013*
ASSETS	UNAUDITED

Current assets:
Cash and cash equivalents	$103,041	$138,125
Marketable securities	2,725	11,568
Accounts receivable, net	112,785	125,782
Inventories, net	118,875	109,771
Deferred income tax assets	10,738	10,746
Income taxes receivable	13,378	10,027
Other current assets	11,740	10,950
Total current assets	373,282	416,969

Property and equipment, net	31,089	34,888

Deposits and other	3,025	2,421
Goodwill and intangibles, net	268,334	177,211
Deferred income tax assets	21,660	21,488
Total assets	$697,390	$652,977

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$62,178	$55,623
Other accrued expenses	64,272	66,734
Total current liabilities	126,450	122,357

Long-term liabilities	104,879	66,158

Total liabilities	231,329	188,515

Stockholders' equity	466,061	464,462
Total liabilities and stockholders' equity	$697,390	$652,977

* December 31, 2013 amounts are derived from the December 31, 2013 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013
SALES:
Precision Power Products	$91,192	$75,409	$81,832	$255,896	$208,888
Inverters	51,955	67,490	64,453	174,484	185,536
Total Sales	$143,147	$142,899	$146,285	$430,380	$394,424

OPERATING INCOME (LOSS):
Precision Power Products	$22,882	$18,150	$18,362	$64,455	$40,067
Inverters	(12,474)	192	(6,606)	(25,378)	(1,372)
Total segment operating income	10,408	18,342	11,756	39,077	38,695
Restructuring charges and asset impairment	(1,183)	(19,884)	(244)	(1,427)	(44,090)
Other income (expense), net	(618)	164	25	(689)	(369)
Income (loss) before income taxes	$8,607	$(1,378)	$11,537	$36,961	$(5,764)

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013

Gross Profit, as reported	$47,943	$56,211	$52,546	$153,150	$151,309
Operating expenses, as reported	38,718	57,753	41,034	115,500	156,704
Adjustments:
Restructuring charges	(1,183)	(19,884)	(244)	(1,427)	(44,090)
Acquisition-related costs	(60)	—	(470)	(790)	(1,093)
Stock-based compensation	(1,488)	(4,106)	(1,495)	(4,747)	(9,310)
Amortization of intangible assets	(2,238)	(626)	(2,226)	(6,339)	(4,814)
Nonrecurring executive severance	—	—	(867)	(867)	—
Non-GAAP operating expenses	$33,749	$33,137	$35,732	$101,330	$97,397
Non-GAAP operating income	$14,194	$23,074	$16,814	$51,820	$53,912

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013

Income (loss), net of tax, as reported	$12,302	$687	$10,646	$37,663	$(2,269)
Adjustments, net of tax
Restructuring charges	1,102	22,441	225	1,327	42,020
Acquisition-related costs	56	—	434	718	993
Stock-based compensation	1,385	3,601	1,380	4,309	7,972
Amortization of intangible assets	2,084	549	2,052	5,778	4,132
Nonrecurring executive severance	—	—	800	800	—
Nonrecurring tax release items	—	(5,608)	—	—	(5,608)
Non-GAAP income, net of tax	$16,929	$21,670	$15,537	$50,595	$47,240

Reconciliation of Non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013

Diluted earnings per share, as reported	$0.30	$0.02	$0.26	$0.92	$(0.06)
Add back:
per share impact of Non-GAAP adjustments, net of tax	0.12	0.51	0.12	0.31	1.24
Non-GAAP per share earnings	$0.42	$0.53	$0.38	$1.23	$1.18